Exhibit 11


                      THE STANLEY WORKS AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                        (dollars and shares in thousands
                            except per share amounts)

                                                 FIRST QUARTER ENDED
                                                  MARCH 29  MARCH 30
                                                    1997      1996
                                                   ------    ------
   Earnings per common share:
       Weighted average shares outstanding          88,755   88,815
                                                   =======   =======
       Net earnings                                $36,714   $29,633
                                                   =======   =======
       Per share amounts                             $0.41     $0.33
                                                   =======   =======
    PRIMARY:
       Weighted average shares outstanding          88,755    88,815
       Dilutive common stock equivalents -
         based on the treasury stock method
         using average market price                  1,383     1,276
                                                    ------    ------
                                                    90,138    90,091
                                                    ======    ======
       Per share amounts                             $0.41     $0.33
                                                    ======    ======
    FULLY DILUTED:


       Weighted average shares outstanding          88,755    88,815
       Dilutive common stock equivalents -
         based on the treasury stock method
         using the quarter end market price
         if higher than average market price         1,437     1,341
                                                    ------    ------
                                                    90,192    90,156
                                                    ======    ======
       Per share amounts                             $0.41     $0.33
                                                    ======    ======
    Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.